Exhibit 99.1
For:   Standard Motor Products, Inc.

From:  Golin/Harris International
       Marlene Wechselblatt
       212-373-6000

       Standard Motor Products, Inc. Contact:
       James J. Burke, Chief Financial Officer
       718-392-0200


                      STANDARD MOTOR PRODUCTS, INC. TO SEEK

                           NEW INDEPENDENT ACCOUNTANTS

New York, NY, August 25,  2004......Standard Motor Products, Inc. (NYSE:SMP), an
automotive replacement parts manufacturer and distributor, reported today that its independent accountants, KPMG LLP ("KPMG"), resigned as of August 19, 2004.

The Company has issued the following statement:

     "In connection with the audits of our consolidated financial statements for fiscal years ended December 31, 2002 and December 31, 2003 and the subsequent interim period through June 30, 2004, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference thereto in its opinions thereon. Additionally, the audit reports of KPMG on our consolidated financial statements for fiscal years ended December 31, 2002 and December 31, 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles."

      "Additionally, KPMG had not previously advised management or our Audit Committee of its intention to resign. The Audit Committee has commenced an immediate search for a new independent accountant, including requesting proposals from other accounting firms."

     Mr. James J. Burke, Standard Motor Products' Chief Financial Officer, commented, "KPMG has indicated to us that its resignation related primarily to its view as to the progress-to-date with our level of documentation under
Section 404 of the Sarbanes-Oxley Act of 2002. Our Section 404 project encompasses the assignment of internal resources as well as the previous engagement of another "Big Four" accounting firm as an independent consultant to assist us. Due to our simultaneous integration of the acquired Engine Management Division of Dana Corporation and our Sarbanes-Oxley Act compliance activities, we expect some increased administrative costs in the third and fourth fiscal quarters of 2004."

      "Throughout the current year, we have had continued discussions with KPMG regarding their 2004 audit fee proposal and were unable to reach consensus on the fee. Although we regret KPMG's decision to resign as our independent accountants, KPMG's resignation does not in any way affect the reliability of our audited financial statements."

UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE, AND DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD-LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.


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